SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC
                                      20549






                                    FORM 8-K




                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: September 29, 1995

                    SHELTER PROPERTIES VI LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


         SOUTH CAROLINA                 0-13261              57-0755618
   (State or other jurisdiction of   (Commission          (I.R.S. Employer
   incorporation or organization)   File Number)           Identification
                                                               Number)


                          One Insignia Financial Plaza
                              Post Office Box 1089
                        Greenville, South Carolina  29602
                     (Address of Principal Executive Office)


        Registrant's telephone number, including area code (803) 239-1000









Item 2.   Acquisition or Disposition of Assets







    On September 29, 1995, Shelter Properties VI Limited Partnership sold Marble Hill Apartments located in Richmond, Virginia to United Dominion Realty at Marble Hill, LLC, a Virginia limited liability company, an unaffiliated party. Total consideration was $5,910,000.


Item 7.   Financial Statements and Exhibits

(b).      Pro forma financial information

    Marble Hill Apartments was sold on September 29, 1995 to an unaffiliated party. The following unaudited condensed balance sheet of the Partnership assumes the property had been disposed of at July 31, 1995.

                                                                  Pro Forma Consolidated Balance Sheet
                                                                            (Unaudited)

                                                  July 31, 1995           Pro Forma                     July 31, 1995
                                                   As Reported           Adjustments                      Pro Forma

 Cash                                             $    893,793            $ 2,567,189    (1)            $  3,460,982

 Other assets                                        3,695,594               (323,166)   (1)               3,372,428

 Land                                                5,635,471               (685,968)   (1)               4,949,503

 Buildings & related
       personal property                            52,279,994             (7,148,694)   (1)              45,131,300

 Accumulated depreciation                          (24,222,755)             3,612,357    (1)             (20,610,398)

 Total assets                                     $ 38,282,097            $(1,978,282)                  $ 36,303,815

 Accounts payable and
       accrued liabilities                        $  1,541,103            $  (107,171)   (1)            $  1,433,932

 Mortgage notes payable                             31,197,562             (3,165,810)   (1)              28,031,752

 Total liabilities                                  32,738,665             (3,272,981)                    29,465,684

 Partner's Capital                                $  5,543,432              1,294,699                      6,838,131


 Total liabilities and
       partners capital                           $ 38,282,097            $(1,978,282)                  $ 36,303,815




[FN]
(1) Represents pro forma adjustments to reflect the removal of assets and liabilities related to the sale of Marble Hill Apartments.


     The following pro forma statements of loss assume Marble Hill Apartments had been sold as of July 31, 1995 and October 31, 1994, respectively. The following pro forma statements of loss do not reflect the gain realized from the sale.


                                                            Pro Forma Consolidated Statements of Loss
                                                                            (Unaudited)

                                         For the nine months ended                          For the year ended
                                               July 31, 1995                                 October 31, 1994

                                                  Adjustments                                   Adjustments
                                 As Reported          (2)       Pro Forma     As Reported            (2)        Pro Forma


 Total revenue                   $8,171,340     $(1,018,467)    $7,152,873   $10,439,524       $(1,242,171)    $ 9,197,353

 Operating expenses               2,059,544        (267,552)     1,791,992     2,857,528          (354,380)      2,503,148

 General and administrative         320,124              --        320,124       254,042                --         254,042

 Property management fees           405,758         (50,512)       355,246       517,482           (61,589)        455,893

 Repairs and maintenance          1,062,734        (197,983)       864,751     1,760,186          (326,247)      1,433,939

 Depreciation                     1,633,249        (212,464)     1,420,785     2,106,247          (273,992)      1,832,255

 Interest                         2,142,533        (217,672)     1,924,861     2,897,571          (294,236)      2,603,335

 Property taxes                     705,812         (44,335)       661,477       966,589           (54,887)        911,702

 Total cost and expenses          8,329,754        (990,518)     7,339,236    11,359,645        (1,365,331)      9,994,314


 Loss on disposal of property    $  (13,457)    $        --     $  (13,457)  $   (52,683)      $    23,601     $   (29,082)

 Net loss                        $ (171,871)    $   (27,949)    $ (199,820)  $  (972,804)      $   146,761     $  (826,043)


 Net loss per limited
     partnership unit            $    (4.02)    $      (.65)    $    (4.67)  $    (22.75)      $      3.43     $    (19.32)


 Weighted average
     number of units                 42,324                        42,324        42,324                            42,324



[FN]
(2) Represents pro forma adjustments to remove revenues and expenses related to Marble Hill Apartments as a result of the sale.


    Certain reclassifications have been made to the 1994 balances to conform to the 1995 presentation.



                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.



                              SHELTER PROPERTIES VI LIMITED PARTNERSHIP

                              By:   Shelter Realty VI Corporation
                                    Corporate General Partner




Date: October 12, 1995        By:   /s/William H. Jarrard, Jr.
                                    William H. Jarrard, Jr.
                                    President and Director